UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): June 9, 2011
KAISER ALUMINUM CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-52105	94-3030279
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

27422 Portola Parkway, Suite 200
Foothill Ranch, California	92610-2831
(Address of Principal Executive Offices)	(Zip Code)
(949) 614-1740
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
     On June 9, 2011, Kaiser Aluminum Corporation (the “Company”) held its 2011 Annual Meeting of Stockholders. Below are the matters that were voted upon at the meeting and the final voting results as reported by our inspector of elections.
(1)	Election of Directors — The stockholders elected four Class II directors, each for a term expiring at the Company’s 2014 Annual Meeting of Stockholders. The voting results were as follows:

Nominee Name	Votes For	Votes Withheld	Broker Non-Votes
Carolyn Bartholomew	17,025,188	104,830	820,860
Jack A. Hockema	16,893,238	236,780	820,860
Lauralee E. Martin	16,993,459	136,559	820,860
Brett E. Wilcox	17,038,020	91,998	820,860
     The other directors with terms continuing after the 2011 Annual Meeting of Stockholders are David Foster, Teresa A. Hopp, William F. Murdy, Alfred E. Osborne, Jr., Jack Quinn, and Thomas M. Van Leeuwen.
(2)	Advisory Vote on Executive Compensation — The stockholders approved, on an advisory, non-binding basis, the compensation of the Company’s named executive officers. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
14,913,705	1,815,805	400,508	820,860
(3)	Recommendation of Frequency of Future Advisory Votes on Executive Compensation — The stockholders recommended, on an advisory, non-binding basis, a frequency of one year for future advisory votes on executive compensation. The voting results were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
16,084,349	10,004	930,718	104,947	820,860
     Based on these results, and consistent with the Company’s recommendation, the board of directors has determined that the Company will hold an advisory vote on executive compensation every year.
(4)	Ratification of the Selection of Independent Registered Public Accounting Firm — The stockholders ratified the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for 2011. The voting results were as follows:

For	Against	Abstain

17,889,490	60,584	804

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER ALUMINUM CORPORATION (Registrant)
By:	/s/ John M. Donnan
John M. Donnan
Senior Vice President, Secretary and General Counsel

Date: June 10, 2011